Exhibit 3.1


                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           SPECTRASITE HOLDINGS, INC.


         SPECTRASITE HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: The name of the Corporation is SpectraSite Holdings, Inc. The Corporation was originally incorporated under the name "Integrated Site Development, Inc." and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 25, 1997.

         SECOND: This SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended and was duly adopted by the vote of the holders of a majority of the outstanding shares entitled to vote thereon at a special meeting of the stockholders of the Corporation on November 16, 2000, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

          THIRD: The amendments to the Certificate of Incorporation of the Corporation effected by this Certificate are as follows:

         to change the authorized capital stock of the Corporation from (i) Three Hundred Seventy Million Seven Hundred Forty-Nine Thousand Six Hundred Twenty-Five (370,749,625) shares, divided into (x) Three Hundred Million (300,000,000) shares of Common Stock, $0.001 par value per share, and (y) Seventy Million Seven Hundred Forty-Nine Thousand Six Hundred Twenty-Five (70,749,625) shares of Preferred Stock, $0.001 par value per share, consisting of Three Million Four Hundred Sixty-Two Thousand Eight Hundred Thirty (3,462,830) shares of Series A Convertible Preferred Stock, Seven Million (7,000,000) shares of Series B Convertible Preferred Stock and Sixty Million Two Hundred Eighty-Six Thousand Seven Hundred Ninety-Five (60,286,795) shares of Series C Convertible Preferred Stock, to (ii) Three Hundred Forty Million
         (340,000,000) shares, divided into (x) Three Hundred Million (300,000,000) shares of Common Stock, $0.001 par value per share, and
         (y) Forty Million (40,000,000) shares of Preferred Stock, $0.001 par value per share, the rights and designations of which may be determined as provided in a resolution or resolutions adopted by the Corporation's Board of Directors at any time and from time to time;

         FOURTH: The capital of the Corporation will not be reduced under, or by reason of, the foregoing amendment and restatement of the Certificate of Incorporation of the Corporation.

     FIFTH: The text of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended, is hereby restated and further amended to read in its entirety as follows:

                  "1.      Name.

                  The name of the corporation is SpectraSite Holdings, Inc. (the "Corporation").

                  2.       Registered Office and Agent.

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The registered agent in charge thereof is The Corporation Trust Company.

                  3.       Purpose.

                  The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  4.       Authorized Shares.

                  The total number of shares of capital stock which the Corporation shall have authority to issue is Three Hundred Forty Million (340,000,000) shares, divided into Three Hundred Million (300,000,000) shares of Common Stock, $0.001 par value per share ("Common Stock"), and Forty Million (40,000,000) shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock"), the rights and designations of such Preferred Stock to be determined as provided in a resolution or resolutions adopted by the Corporation's Board of Directors at any time and from time to time.

                           4.1      General.

                           Every reference in this Second Amended and Restated Certificate of Incorporation to a majority or other portion of shares of stock shall refer to such majority or other portion of the votes of such shares of stock.

                           The designations and the powers, preferences and rights of the capital stock of the Corporation and the qualifications, limitations and restrictions thereof shall be as set forth in Sections 4.2, 4.3 and 4.4 below.

                           4.2      Preferred Stock.

                           The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority to do so which is hereby vested in the Board. Each series of shares of Preferred

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


         Stock: (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restriction upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, privileges, preferences, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock.

                  Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Section 4.2, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in Section 151(a) of the Delaware General Corporation Law.

                  Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of shares of Preferred Stock.

                           4.3      Common Stock.

                           Except as otherwise required by law or as otherwise provided herein, each share of Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.


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

                         A. Voting Rights.  Each holder of Common Stock (except
as provided below in this paragraph A) shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote and to all other rights, powers and privileges of stockholders under Delaware law. The shares of Common Stock shall be divided into two classes, which shall be identical in all respects except that one class shall be non-voting. Any shares of Common Stock held by any person subject to the provisions of the Bank Holding Company Act of 1956, as amended (the "BHC Act") (such person is referred to herein as a "Regulated Entity"), in excess of 5% of the total issued and outstanding Common Stock shall be non-voting, until such shares are transferred to an entity not subject to such restrictions under the BHC Act. Such shares of non-voting Common Stock shall not be included in determining whether the requisite percentage of shares has consented to, approved, adopted or taken any action and shall in all other respects be equivalent to all other outstanding shares of Common Stock; provided that such shares shall not be non-voting on matters that significantly and adversely affect the rights or preferences of the Common Stock as determined by such Regulated Entity.

                         B.  Dividends.  Subject to all of the rights of any
class of stock ranking senior to the Common Stock as to dividends, dividends may be paid upon the Common Stock when, as and if declared by the Board out of funds and other assets legally available for the payment of dividends.

                         C.   Liquidation,   Dissolution  or  Winding  Up.  Upon
the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and funds sufficient for the payment thereof in full set apart for payment, the holders of the Common Stock shall be entitled to participate ratably with all other stockholders entitled to participate therein in all the remaining assets of the Corporation available for distribution to its stockholders.

                         D. Transfers Under BHC Act.  Notwithstanding  any other
provision contained in this Amended and Restated Certificate of Incorporation, if a holder and its affiliates (as defined in the BHC Act, "Affiliates"), on an aggregate basis, of any Common Stock is a Regulated Entity, such holder may transfer such Common Stock only under the following circumstances: (i) to the Corporation; (ii) to the public in a public offering; (iii) in a disposition pursuant to Rule 144 or Rule 144A under the Securities Act of 1933, as amended, where no single purchaser receives from such holder and its Affiliates convertible securities or warrants covering more than 2% of any class of the Corporation's voting securities; (iv) in a single transaction to an independent third party that already owns or has negotiated to purchase at least a majority of the Common Stock or Preferred Stock (without regard to the transfer of such Common Stock by such Regulated Entity); (v) in a transfer to an affiliate of such Regulated Entity or to another Regulated Entity; or (vi) in any method of transfer permitted by the Federal Reserve, as determined by the Regulated Entity. If any Regulated Entity provides notice to the Corporation that such Regulated Entity has determined in its sole discretion that applicable U.S. federal banking laws no longer require that the Common Stock held by such Regulated Entity be subject to all or any part of the preceding sentence, upon receipt

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

of such notice by the Corporation, the Common Stock held by such Regulated Entity shall no longer be subject to those provisions of the two preceding sentence identified in such notice.

                    4.4      Limitations on Preemptive Rights.

                    Except as otherwise expressly authorized by the Board in writing, no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive rights to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board (subject to any such express written authorization of the Board) to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board in the exercise of its sole discretion.

                  5. Amendments to the Bylaws of the Corporation.

                  The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

                  6.       Board of Directors.

                           6.1      Number of Directors.

                  The number of directors of the Corporation may be fixed by the Bylaws.

                           6.2      Elections of Directors.

                           Elections  of  directors  may be,  but  shall  not be
required to be, by written ballot.

                           6.3      Limitation of Director Liability.

                  No director of the Corporation shall have personal liability arising out of an action whether by or in the right of the Corporation or otherwise for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or any successor provision,
         (iv) for any transaction from which such director derived an improper personal benefit, or (v) acts or omissions occurring prior to the date of the effectiveness of this provision.

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

                           Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of Delaware is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law.

                  This provision shall not affect any provision permitted under the General Corporation Law of Delaware in the Amended and Restated Certificate of Incorporation, By-laws or contract or resolution of the Corporation indemnifying or agreeing to indemnify a director against personal liability. Any repeal or modification of this provision shall not adversely affect any limitation hereunder on the personal liability of the director with respect to acts or omissions occurring prior to such repeal or modification."

         SIXTH: The amendments and restatement effected herein were authorized by the written consent of the holders of a majority of the outstanding shares entitled to vote thereon pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law.








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






     IN WITNESS WHEREOF,  SPECTRASITE HOLDINGS, INC. has caused this certificate to be signed by STEPHEN H. CLARK, its PRESIDENT,  who hereby  acknowledges under penalties  of  perjury  that the  facts  herein  stated  are true and that  this certificate is his act and deed, this 11th day of December 2000.



                                                 SPECTRASITE HOLDINGS, INC.


                                                 BY /S/ STEPHEN H. CLARK
                                                    ----------------------------
                                                      STEPHEN H. CLARK
                                                      PRESIDENT